As filed with the Securities and Exchange Commission on May 29, 2020

Registration Nos. 333-236629

333-236629-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PG&E Corporation

(Exact Name of Registrant as Specified in Its Charter)

California	77 Beale Street P.O. Box 770000 San Francisco, CA 94177 (415) 973-1000	94-3234914
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Pacific Gas and Electric Company

(Exact Name of Registrant as Specified in Its Charter)

California	77 Beale Street P.O. Box 770000 San Francisco, CA 94177 (415) 973-7000	94-0742640
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Janet C. Loduca

Senior Vice President and General Counsel

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

(415) 973-1000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Please send copies of all communications to:

Nicholas A. Dorsey, Esq. C. Daniel Haaren, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Michael F. Fitzpatrick, Jr., Esq. Hunton Andrews Kurth LLP 200 Park Avenue New York, New York 10166 (212) 309-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

PG&E Corporation:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

Pacific Gas and Electric Company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(1)
PG&E Corporation
Debt Securities (comprising unsecured senior notes, secured senior notes and unsecured subordinated notes)
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities
Securities Purchase Contracts
Securities Purchase Units
Subscription Rights
Pacific Gas and Electric Company
Debt Securities (comprising unsecured senior notes and first mortgage bonds)
Warrants to Purchase Debt Securities
Securities Purchase Contracts
Securities Purchase Units
Total	$25,675,000,000		$25,675,000,000	$3,332,615 (4)

(1)

An unspecified number of securities or principal amount, as applicable, is being registered. The maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $25,675,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify, by each class, information as to the amount to be registered, the proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Exclusive of accrued interest and distributions, if any.
(4)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrants have previously paid the $3,332,615 registration fee required in connection with this filing by (a) offsetting the registration fee against the aggregate of $257,454 of registration fees previously paid by the Registrants in connection with unsold securities registered under (i) the Registration Statement on Form S-3 of PG&E Corporation (File No. 333-215425) filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2017, as amended on January 19, 2017 and declared effective on January 25, 2017 (remaining fee of $37,244) and (ii) the Registration Statement on Form S-3 of Pacific Gas and Electric Company (File No. 333-215427) filed with the SEC on January 4, 2017, as amended on January 19, 2017 and declared effective on January 25, 2017 (remaining fee of $220,210) and (b) after giving effect to such offset, paying a $3,075,161 registration fee, which was previously paid with respect to this Registration Statement on February 25, 2020.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 3 (this “Pre-Effective Amendment”) to the Registration Statement on Form S-3, File Nos. 333-236629 and 333-236629-01, filed on February 25, 2020 (the “Registration Statement”), as amended by Pre-Effective Amendment No. 1 to the Registration Statement, filed on April 13, 2020, and Pre-Effective Amendment No. 2 to the Registration Statement, filed on May 22, 2020, of PG&E Corporation and Pacific Gas and Electric Company, is being filed in order to update certain sections in the Registration Statement. Accordingly, this Pre-Effective Amendment amends the Registration Statement to update the facing page, update this Explanatory Note and add additional documents incorporated by reference in the prospectus. The remainder of the Registration Statement is unchanged.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated May 29, 2020

PG&E Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

Securities Purchase Contracts

Securities Purchase Units

Depositary Shares

Subscription Rights

Pacific Gas and Electric Company

Debt Securities

Warrants to Purchase Debt Securities

Securities Purchase Contracts

Securities Purchase Units

PG&E Corporation and Pacific Gas and Electric Company may offer and sell up to $25,675,000,000 in the aggregate of securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities that PG&E Corporation or Pacific Gas and Electric Company may offer.

Each time PG&E Corporation or Pacific Gas and Electric Company offers and sells securities, PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide a supplement to this prospectus that contains specific information about the offering and the terms of the offered securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by PG&E Corporation or Pacific Gas and Electric Company, as applicable, through agents, underwriters, or dealers as designated from time to time, through a combination of these methods, or through any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The applicable prospectus supplement will list any agents, underwriters, or dealers that may be involved and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On May 28, 2020, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $11.68 per share. PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities that may be offered hereby.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer either to PG&E Corporation or the Utility, as the case may be, as the applicable issuer of securities and not to any of their respective direct or indirect subsidiaries or affiliates except as expressly provided. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus.

Under this shelf registration process, we may from time to time offer and sell securities in one or more offerings up to a total dollar amount of $25,675,000,000 as described in this prospectus. This prospectus provides you with only a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties

i

described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We have not authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000.

RISK FACTORS

Investing in our securities involves risk. You are urged to carefully read and consider the risk factors described in PG&E Corporation’s and the Utility’s Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to liabilities subject to compromise, insurance receivable, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the risks and uncertainties associated with the Chapter 11 Cases, including, but not limited to, the ability to develop, consummate, and implement a plan of reorganization with respect to PG&E Corporation and the Utility that satisfies all applicable legal requirements; the ability to obtain applicable Bankruptcy Court, creditor or state or federal regulatory approvals; the effect of any alternative proposals, views or objections related to the Plan of Reorganization; potential complexities that may arise in connection with concurrent proceedings involving the Bankruptcy Court, the CPUC, and the FERC; increased costs related to the Chapter 11 Cases; the ability to obtain sufficient financing sources for ongoing and future operations and investment; the ability to satisfy the conditions precedent to financing under the Backstop Commitment Letters and the Debt Commitment Letters and the risk that such agreements may be terminated; the risk that the Noteholder RSA, the Subrogation RSA, the TCC RSA or the PSAs could be terminated; disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance;

•

whether PG&E Corporation and the Utility will be able to emerge from Chapter 11 by June 30, 2020 with a plan of reorganization that is deemed to meet the requirements of AB 1054, and whether PG&E Corporation and the Utility will need to undertake significant changes in ownership, management and governance in connection therewith;

•

if the Plan of Reorganization is determined not to meet the requirements of AB 1054 or the Utility does not otherwise participate in the Wildfire Fund under AB 1054, it could result in a significant delay in emergence from bankruptcy, as PG&E Corporation and the Utility may be required to make material modifications or amendments to their Plan of Reorganization, to develop and consummate a new consensual plan of reorganization or engage in a contested proceeding;

•	restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives for the duration of the Chapter 11 Cases;

•

PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the potential financial and other restructuring currently contemplated by the Plan of Reorganization;

•

the possibility that PG&E Corporation and the Utility will not be able to meet the conditions precedent to funding under the Backstop Commitment Letters and the Debt Commitment Letters, or that events or circumstances will occur that give rise to termination rights of the Backstop Parties or Commitment Parties under the Backstop Commitment Letters or Debt Commitment Letters, respectively, which could make raising funds to pay claims and exit Chapter 11 difficult or uneconomic;

•

the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner and on acceptable terms in order to exit Chapter 11 and to raise financing for operations and investment after emergence;

•	the impact of AB 1054 on potential losses in connection with future wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

•

the impact of the 2018 Camp fire, 2017 Northern California wildfires and the 2015 Butte fire, including whether the Utility will be able to timely recover any costs incurred therewith in excess of insurance not disallowed from recovery in the Wildfire OII; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action, including, if the Plea Agreement is terminated, a criminal proceeding, and determined that the Utility failed to comply with applicable laws and regulations (which actions could also adversely impact a timely emergence from Chapter 11);

•

the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by the Wildfire Fund as it only applies to wildfires occurring after July 12, 2019;

•	the timing and outcome of any proceeding to recover 2015 Butte fire-related costs in excess of insurance through rates;

•	the risks and uncertainties associated with the 2019 Kincade fire;

•

the timing and outcome of future regulatory and legislative developments in connection with SB 901, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility to offset these effects with spending reductions and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any;

•

the outcome of the Utility’s Community Wildfire Safety Program that the Utility has developed in coordination with first responders, civic and community leaders, and customers to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2020-2022 Wildfire Mitigation Plan; and the cost of the program and the timing and outcome of any proceeding to recover such cost through rates;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the filing of the Chapter 11 Cases and the challenging political and operating environment facing PG&E Corporation and the Utility;

•

the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and order to show cause, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

•

the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

•

the outcome of the probation and the monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric- related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, including as a result of the probation proceedings before the U.S. District Court, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

•	the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings;

•

the outcome of the Safety Culture OII proceeding, and future legislative or regulatory actions that may be taken, such as requiring the Utility to separate its electric and natural gas businesses, or restructure into separate entities, or undertake some other corporate restructuring, or transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance changes;

•

whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•

whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

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the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on September 19, 2019 of the complaint filed by the CPUC and certain other parties that the Utility provide an open and transparent planning process for its capital transmission projects that do not go through the CAISO’s Transmission Planning Process to allow for greater participation and input from interested parties; and the timing and outcome of FERC’s Order on Remand on July 18, 2019 granting the Utility a 50 basis point ROE incentive adder for continued participation in the CAISO;

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the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

•

the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

•

the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

•

how the CPUC and the CARB implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030;

•

the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

•

the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

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the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

•

the outcome of future legislative developments in connection with the amendment to SB 350 introduced on May 18, 2020 that would implement the terms of the case resolution contingency process and purchase option to which PG&E Corporation and the Utility have committed by authorizing the creation of a non-profit public benefit corporation by the State of California for the purpose of acquiring the Utility’s assets and providing electric and gas service in the Utility’s territory in the event that the Plan of Reorganization is not confirmed or fails to go effective in accordance with certain required dates, or if the CPUC revokes the Utility’s certificate of public convenience and necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

•

the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

•

the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•

the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•

the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the 2018 Camp fire and the 2017 Northern California wildfires, the ultimate outcomes of the CPUC’s pending investigations, and other enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

•

whether PG&E Corporation undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) as a result of the implementation of the Plan of Reorganization;

•	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the current federal administration; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward- looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the securities offered by that prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Holding Company Structure

PG&E Corporation conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, PG&E Corporation’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings and cash flows of its subsidiaries and the distribution or other payment of these earnings and cash flows to PG&E Corporation in the form of dividends or loans or advances and repayment of loans and advances from the Utility. PG&E Corporation’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on its debt securities or to make any funds available for payment of amounts due on these debt securities.

Because PG&E Corporation is a holding company, its obligations under its debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries, including all the existing and future liabilities of the Utility. Therefore, the rights of PG&E Corporation and its creditors, including the rights of the holders of its debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that PG&E Corporation is itself a creditor with recognized claims against any of its subsidiaries, its claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by PG&E Corporation.

DESCRIPTION OF THE DEBT SECURITIES OF PG&E CORPORATION

SENIOR NOTES

Set forth below is a description of the general terms of the senior notes, which may be unsecured or secured (“senior notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the unsecured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Unsecured Senior Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the unsecured senior notes of each series and (ii) the secured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Secured Senior Note Indenture Trustee,” and together with the Unsecured Senior Note Indenture Trustee, the “Senior Note Indenture Trustees”)), to be supplemented by supplemental indentures establishing the secured senior notes of each series. The unsecured senior note indenture, as amended or supplemented from time to time, is referred to herein as the “Unsecured Senior Note Indenture.” The secured senior note indenture, as amended or supplemented from time to time, is herein referred to as the “Secured Senior Note Indenture,” and together with the Unsecured Senior Note Indenture, the “Senior Note Indentures.”

There will be no requirement under either the Unsecured Senior Note Indenture or the Secured Senior Note Indenture that our future issuances of senior notes be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of unsecured senior notes or secured senior notes, as the case may be, in connection with future issuances of other senior notes.

We have summarized selected provisions of the Senior Note Indentures and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Senior Note Indentures is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indentures, including the form of applicable senior notes attached thereto. You should consult the applicable form of the senior notes themselves and the applicable Senior Note Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The forms of the Senior Note Indentures are included as exhibits to the registration statement of which this prospectus is a part. The terms of the senior notes will include those stated in the Senior Note Indentures and those made a part of the Senior Note Indentures by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the applicable Senior Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The unsecured senior notes will be issued as unsecured senior debt securities under the Unsecured Senior Note Indenture and will rank equally with all other future unsecured and unsubordinated debt of the Company. The unsecured senior notes will be effectively subordinated to all secured debt of the Company, including the secured senior notes. The secured senior notes will be issued as secured senior debt securities under the Secured Senior Noted Indenture and will rank equally with all other future secured senior notes of the Company. As of December 31, 2019, we had no secured senior notes outstanding under the Secured Senior Note Indenture, and on an unconsolidated basis, we had no secured debt outstanding. As of December 31, 2019, we had no unsecured senior notes outstanding under the Unsecured Senior Note Indenture. Each Senior Note Indenture does not limit the aggregate principal amount of senior notes that may be issued under such Senior Note Indenture and provides that senior notes may be issued from time to time in one or more series pursuant to a supplemental indenture to such Senior Note Indenture. The Senior Note Indentures give us the ability to reopen a previous series of senior notes and issue additional senior notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of such senior notes;

•	any limit on the aggregate principal amount of such senior notes;

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the date or dates on which the principal of such senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

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the rate or rates at which such senior notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

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the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable, the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay such senior notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which such senior notes shall be issuable;

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the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

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if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the applicable Senior Note Indenture pertaining to such senior notes;

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whether the senior notes of the series will be secured (including the terms of the collateral securing the senior notes of such series) or unsecured and the terms and provisions applicable to any such security arrangements with respect to the senior notes of such series; whether such senior notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

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any non-applicability of Section 1007 of the applicable Senior Note Indenture (Limitation on Liens) to the senior notes of such series or any exceptions or modifications of such section with respect to the senior notes of such series; and

•	any other terms of such senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

The Senior Note Indentures do not contain provisions that afford holders of senior notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange senior notes of any series during a period of 15 days immediately preceding the date notice is given identifying the senior notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any senior notes so selected for redemption, in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any senior notes will be made only against surrender to the Paying Agent of such senior notes. Principal of and interest on senior notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the senior notes. Payment of interest on senior notes on any interest payment date will be made to the person in whose name the senior notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the applicable Senior Note Indenture Trustee will act as Paying Agent with respect to the senior notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal (and premium, if any) of or interest on the senior notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such senior notes will from that time forward look only to us for payment of such principal and interest.

Covenants

Any covenants pertaining to a series of senior notes will be set forth in a prospectus supplement relating to such series of senior notes.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other person is a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other person expressly assumes, by supplemental indenture executed and delivered to the applicable Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the senior notes and the performance of every covenant of the applicable Senior Note Indenture on the part of the Company to be performed or observed;

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immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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we have delivered to the applicable Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the applicable Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the applicable Senior Note Indenture.

Modification

Each Senior Note Indenture contains provisions permitting us and the applicable Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series that is affected, to modify the applicable Senior Note Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note that is affected:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or the rate of interest on any senior note or any premium payable upon the redemption of any senior note, or change the method of calculating the rate of interest of any senior note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any senior note (or, in the case of redemption, on or after the redemption date); or

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reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable Senior Note Indenture or certain defaults under such Senior Note Indenture and their consequences) provided for in such Senior Note Indenture; or

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modify any of the provisions of the applicable Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of such Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note that is affected.

In addition, we and the applicable Senior Note Indenture Trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Events of Default

Each Senior Note Indenture provides that any one or more of the following described events with respect to the senior notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the senior notes of such series:

•	failure for 30 days to pay interest on the senior notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the senior notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a senior note of such series; or

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failure to observe or perform any other covenant or warranty of ours in the applicable Senior Note Indenture (other than a covenant or warranty which has expressly been included in such Senior Note Indenture solely for the benefit of one or more series of senior notes other than such series) for 90 days after written notice to us from the applicable Senior Note Indenture Trustee or to us and such Senior Note Indenture Trustee from the holders of at least 33% in principal amount of the outstanding senior notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Senior Note Indenture Trustee with respect to the senior notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the senior notes of any series, then the applicable Senior Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the senior notes of such series may declare the principal amount of the senior notes due and payable immediately by notice in writing to us (and to such Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in the last bullet above, the principal amount of all senior notes of that series then outstanding shall be due and payable immediately without any declaration or other action by such Senior Note Indenture Trustee or the holders of such series. At any time after such a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the applicable Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the senior notes of such series may rescind and annul such declaration and its consequences if all Events of Default with respect to such senior notes, other than the non-payment of the principal of such senior notes which has become due solely by such declaration of acceleration, have been cured or waived and the Company has paid or deposited with such Senior Note Indenture Trustee a sum sufficient to pay all overdue interest (including, to the extent such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such senior notes) and principal due otherwise than by acceleration and all sums paid or advanced by such Senior Note Indenture Trustee, including reasonable compensation and expenses of such Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series may, on behalf of the holders of all the senior notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under the applicable Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding senior note of such series affected.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the applicable Senior Note Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the applicable Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by such Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the applicable Senior Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Information Concerning the Senior Note Indenture Trustees

The applicable Senior Note Indenture Trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in such Senior Note Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the applicable Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by such Senior Note Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by such Senior Note Indenture Trustee. The applicable Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if such Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustees. The Senior Note Indenture Trustees and certain of their affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

The applicable Senior Note Indenture Trustee may resign at any time with respect to the senior notes of one or more series upon written notice to us, and such Senior Note Indenture Trustee may be removed at any time by written notice delivered to it and us and signed by the holders of at least a majority in principal amount of outstanding senior notes. No resignation or removal of a Senior Note Indenture Trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the applicable Senior Note Indenture Trustee with respect to any series. We must give notice of resignation and removal of the applicable Senior Note Indenture Trustee with respect to a series or the appointment of a successor trustee as provided in the applicable Senior Note Indenture.

Governing Law

The Senior Note Indentures and the senior notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under any Senior Note Indenture to a direct or indirect wholly-owned subsidiary; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the applicable Senior Note Indenture will be binding upon and inure to the benefit of the parties to such Senior Note Indenture and their respective successors and assigns.

SUBORDINATED NOTES

Set forth below is a description of the general terms of the subordinated notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated note indenture to be entered into between us and a trustee to be named (the “Subordinated Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the subordinated notes of each series. The subordinated note indenture, as amended or supplemented from time to time, is referred to as the “Subordinated Note Indenture.” The form of the Subordinated Note Indenture was filed as Exhibit 4.2 to the Form 8-K we filed on March 9, 2009 (File No. 001-12609). We have summarized selected provisions of the Subordinated Note Indenture and the subordinated notes below. The information we are providing you in this prospectus concerning the subordinated notes and the Subordinated Note Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Subordinated Note Indenture, including the form of subordinated notes attached thereto. You should consult the form of the subordinated notes themselves and the Subordinated Note Indenture for more complete information on the subordinated notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The terms of the subordinated notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Subordinated Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The subordinated notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of subordinated notes that may be issued under the Subordinated Note Indenture and provides that subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives us the ability to reopen a previous issue of subordinated notes and issue additional subordinated notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of subordinated notes will specify, among other things:

•	the title of such subordinated notes;

•	any limit on the aggregate principal amount of such subordinated notes;

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the date or dates on which the principal of such subordinated notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

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the rate or rates at which such subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

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the place or places where the principal of (and premium, if any) and interest, if any, on such subordinated notes shall be payable, the methods by which registration of the transfer of subordinated notes and exchanges of subordinated notes may be effected, and by which notices and demands to or upon us in respect of such subordinated notes may be made, given, furnished, filed or served;

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the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the subordinated notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemption;

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our obligation, if any, to redeem, purchase or repay such subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the subordinated notes will be so redeemed, purchased or repaid;

•	the denominations in which such subordinated notes shall be issuable;

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the currency or currencies in which the principal, premium, if any, and interest on the subordinated notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

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if the amount of payments of principal of (and premium, if any) or interest (including Additional Interest (as defined below)) on such subordinated notes may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such subordinated notes;

•	whether such subordinated notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such subordinated notes.

The Subordinated Note Indenture does not contain provisions that afford holders of subordinated notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the subordinated notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any subordinated notes will be made only against surrender to the Paying Agent of such subordinated notes. Principal of and interest on subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the subordinated notes. Payment of interest on subordinated notes on any interest payment date will be made to the person in whose name the subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the subordinated notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal of (and premium, if any) or interest on the subordinated notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such subordinated notes will from that time forward look only to us for payment of such principal (and premium, if any) and interest.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined below), unless:

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in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture to the Subordinated Note Indenture, executed and delivered to the Subordinated Note Indenture Trustee, in form satisfactory to the Subordinated Note Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed;

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immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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the Company has delivered to the Subordinated Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with Article Eight of the Subordinated Note Indenture and that all conditions precedent relating to such transaction in the Subordinated Note Indenture have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under the Subordinated Note Indenture.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Subordination

The subordinated notes are subordinated and junior in right of payment to all of our Senior Indebtedness (as defined below). No payment of any principal, including redemption payments, if any, premium, if any, or interest on (including Additional Interest) the subordinated notes shall be made if:

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any Senior Indebtedness is not paid when due whether at the stated maturity of any such payment or by call for redemption and any applicable grace period with respect to such default has ended, with such default remaining uncured and such default has not been waived or otherwise ceased to exist;

•	the maturity of any Senior Indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the subordinated notes are paid in full.

For purposes of this subsection, “assets of the Company” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in the Subordinated Note Indenture with respect to the subordinated notes to the payment of all Senior Indebtedness that may at the time be outstanding; provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Subordinated Note Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this subsection if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Subordinated Note Indenture.

The term “Senior Indebtedness” means, with respect to us:

•

any payment due in respect of our indebtedness, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities;

•	all capital lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long- term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in first four bullet points above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•

all obligations of the type referred to in the first four bullet points above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the subordinated notes and (2) any unsecured indebtedness between or among us or our affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. At December 31, 2019, the outstanding Senior Indebtedness of PG&E Corporation totaled approximately $650 million. In addition, at December 31, 2019, we had $1.5 billion outstanding under our debtor-in-possession credit facility.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of subordinated notes (if the holder is a Securities Trust (as defined in the Subordinated Note Indenture) formed to issue Trust Securities (as defined in the Subordinated Note Indenture), the proceeds of which are used to purchase subordinated notes of one or more series) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of subordinated notes, that:

•	if the Company shall have given notice of its election to extend an interest payment period for such series of subordinated notes and such extension shall be continuing;

•	if the Company shall be in default with respect to its payment or other obligations under the guarantee with respect to the Trust Securities, if any, related to such series of subordinated notes; or

•	if an Event of Default under the Subordinated Note Indenture with respect to such series of subordinated notes shall have occurred and be continuing;

(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the guarantee with respect to the series of Trust Securities, if any, related to such series of subordinated notes) issued by the Company which rank equally with or junior to the subordinated notes.

None of the foregoing, however, shall restrict:

•

any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; or

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification

The Subordinated Note Indenture contains provisions permitting us and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding subordinated note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note, or reduce the principal amount of any subordinated note or the rate of interest (including Additional Interest) of any subordinated note or any premium payable upon the redemption of any subordinated note, or change the method of calculating the rate of interest on any subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any subordinated note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture; or

•

modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding subordinated note that is affected; or

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to such holder.

In addition, we and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of subordinated notes.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the subordinated notes of such series:

•

failure for 30 days to pay interest on the subordinated notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

•	failure for 30 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

•

failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the subordinated notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a subordinated note of such series; or

•

failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of subordinated notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or to the Company and the Subordinated Note Trustee from the holders of at least 33% in principal amount of the outstanding subordinated notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the subordinated notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the subordinated notes of such series may declare the principal amount of the subordinated notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series may, on behalf of the holders of all the subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

Satisfaction and Discharge

Any subordinated note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and our entire indebtedness in respect of the subordinated notes will be deemed to have been satisfied and discharged if certain conditions are satisfied, including an irrevocable deposit with the Subordinated Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the subordinated notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Subordinated Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated notes or portions thereof.

This discharge of the subordinated notes through the deposit with the Subordinated Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those subordinated notes. Prospective investors in the subordinated notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated subordinated notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to subordinated notes of any series, undertakes to perform, with respect to subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to subordinated notes of any series has occurred and is continuing, shall exercise, with respect to subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

Governing Law

The Subordinated Note Indenture and the subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of ours; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE DEBT SECURITIES OF PACIFIC GAS AND ELECTRIC COMPANY

UNSECURED SENIOR NOTES

This prospectus describes certain general terms of the unsecured senior notes (“senior notes”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of August 6, 2018 between us and BOKF, N.A., as successor trustee (the “Senior Note Indenture Trustee”). The indenture, as amended or supplemented from time to time, is referred to as the “Indenture.” We have summarized selected provisions of the Indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt, including our first mortgage bonds to be issued from time to time under our mortgage indenture. Upon execution by us and the related mortgage trustee, the mortgage indenture will constitute a first lien, subject to permitted liens, on substantially all of our real property and certain tangible personal property related to our facilities. The senior notes will be entitled to the benefit of the Indenture equally and ratably with all other senior notes issued under the Indenture.

The Indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the Indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

•

the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable;

•

the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemptions;

•

any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Indenture;

•

if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the Indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Senior Note Indenture Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice sent to the holders of senior notes not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as defined herein), senior notes to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Senior Note Indenture Trustee or a paying agent on or before the redemption date or we have directed the Senior Note Indenture Trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The Indenture does not permit us or any of our Significant Subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any Debt (as defined below) secured by a Lien (as defined below) on any of our Principal Property (as defined below), whether that Principal Property was owned when the Indenture was executed (August 6, 2018) or thereafter acquired, unless we provide that the outstanding senior notes will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (ii) incur or permit to exist any Attributable Debt (as defined below) in respect of Principal Property; provided, however, that the foregoing restriction will not apply to the following:

•	any Lien existing on August 6, 2018;

•

to the extent we or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

•

Liens on property acquired after August 6, 2018 and existing at the time of acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

•

Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

•

Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Code or any successor section of the Code;

•	Liens in favor of us, one or more of our Significant Subsidiaries, one or more of our wholly-owned Subsidiaries (as defined below) or any of the foregoing combination; and

•

replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien or of any agreement referred to in the first six bullet points above or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any Significant Subsidiary may (i) issue, incur or assume Debt secured by a Lien not described in the immediately preceding seven bullet points on any Principal Property owned on August 6, 2018 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured such Lien and (ii) issue or permit to exist Attributable Debt (as defined below) in respect of Principal Property, in either case, so long as the aggregate amount of such secured debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in the immediately preceding seven bullet points then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of our Net Tangible Assets (as defined below), as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For purposes of this subsection, the following terms have the following meaning:

•

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principles, or GAAP.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“Debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“debt” of a Significant Subsidiary means any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Excepted Property” means any right, title or interest of us or any of our Significant Subsidiaries in, to or under any of the following property, whether owned on August 6, 2018 or thereafter acquired:

•

all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004 (which is the date of the indenture governing certain of the Company’s outstanding senior notes)), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any Significant Subsidiary;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any Significant Subsidiary;

•

all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any Significant Subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of Principal Property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points.

•

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•

“Net Tangible Assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP as of a date determined in accordance with the Indenture, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets, determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“Principal Property” means any property of ours or any of our Significant Subsidiaries, as applicable, other than Excepted Property.

•

“Significant Subsidiary” has the meaning specified in Rule l-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any corporation or other entity substantially all the assets of which are Excepted Property.

•

“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer, or lease, all or substantially all of our Principal Property to any Person unless:

•

the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal properties and assets is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

the Person executes and delivers to the Senior Note Indenture Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the Indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default under the Indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default under the Indenture shall have occurred and be continuing; and

•

we have delivered to the Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Indenture.

In the case of a conveyance or other transfer of all or substantially all of our principal properties and assets to any Person as contemplated under the Indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as such term is defined in the Indenture).

Additional Covenants

We have agreed in the Indenture, among other things:

•	to maintain a place of payment for any series of senior notes;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the Senior Note Indenture Trustee an annual officer’s certificate with respect to our compliance with our obligations under the Indenture.

Modification of the Indenture; Waiver

We and the Senior Note Indenture Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, considered as one class, modify or amend the Indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•

change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

•

reduce the percentage in principal amount of outstanding senior notes of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the Indenture with respect to modification and waiver, except as provided in the Indenture.

We and the Senior Note Indenture Trustee may, without the consent of any holder of senior notes, modify and amend the Indenture for certain purposes, including, but not limited to, the following:

•	to evidence the succession of another Person to the Company and the assumption by any such successor of our covenants in the Indenture and in the senior notes;

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	establish the form or terms of senior notes of any series as contemplated by the Indenture;

•	cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with other provisions;

•

make any other additions to, deletions from or changes to the provisions under the Indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•

change or eliminate any provision of the Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect;

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; and

•	comply with the rules of any applicable securities depository.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Other Transfer” and with certain other covenants and restrictions that may apply to a series of senior notes as provided in the Indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the Indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the Indenture as of a specified date:

•

the principal amount of a senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund installments or premium, if any, on, a senior note when due and payable;

•

failure to perform or breach of any other covenant or warranty applicable to us in the Indenture continuing for 90 days after the Senior Note Indenture Trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the Senior Note Indenture Trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the Senior Note Indenture Trustee is directed by the holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice to agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt, whether the Debt existed on August 6, 2018 or is thereafter created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the Debt prior to its express maturity, and, in each case, the principal amount of the Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150 million or more.

The $150 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2018 by the same percentage increase in the urban CPI Index (as defined in the Indenture) for the period commencing January 1, 2018 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

For purposes of this subsection, the following terms have the following meaning:

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“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

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“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

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“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Senior Note Indenture Trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an Event of Default occurs and is continuing, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the Senior Note Indenture Trustee if given by holders); provided, however, that if an Event of Default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the Senior Note Indenture Trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the Senior Note Indenture Trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the Indenture have been satisfied before a judgment or decree for payment has been obtained by the Senior Note Indenture Trustee as provided in the Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the Indenture unless the holder has given the Senior Note Indenture Trustee written notice of a continuing Event of Default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the Senior Note Indenture Trustee in writing to institute proceedings in respect of the Event of Default in its own name as Senior Note Indenture Trustee under the Indenture and the holder or holders have offered the Senior Note Indenture Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Senior Note Indenture Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Senior Note Indenture Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The Senior Note Indenture Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred upon the Senior Note Indenture Trustee; provided the direction could not conflict with any rule of law or with the Indenture, and could not involve the Senior Note Indenture Trustee in personal liability where indemnity would not, in the Senior Note Indenture Trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

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in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the Senior Note Indenture Trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

Subject to the terms of the Indenture, senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the Senior Note Indenture Trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any senior note selected for redemption.

Resignation or Removal of Trustee

The Senior Note Indenture Trustee may resign at any time upon written notice to us and the Senior Note Indenture Trustee may be removed at any time by written notice delivered to the Senior Note Indenture Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the Senior Note Indenture Trustee. We must give notice of resignation and removal of the Senior Note Indenture Trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

BOKF, N.A. will act as the Senior Note Indenture Trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent.

Governing Law

The Indenture and the senior notes are governed by New York law.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

Set forth below is a description of the general terms of the first mortgage bonds. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the mortgage indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. (the “Mortgage Trustee”), to be supplemented by a supplemental indenture to the mortgage indenture establishing the first mortgage bonds of each series. The mortgage indenture, as amended or supplemented from time to time, is referred to as the “Mortgage Indenture.” The form of the Mortgage Indenture is filed as an exhibit hereto. The terms of the first mortgage bonds will include those stated in the Mortgage Indenture and those made a part of the Mortgage Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Mortgage Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided herein.

General

From and after the Lien Effective Date (as described below), the Mortgage Indenture will constitute a first lien, subject to Permitted Liens (as described below), on substantially all of our real property and certain tangible personal property related to our facilities. The Mortgage Indenture does not limit the amount of debt that we may issue under it. However, we may issue first mortgage bonds under the Mortgage Indenture only on the basis of, and to the extent we have available, Property Additions (as described below), retired first mortgage bonds and cash. See “— Issuance of Additional First Mortgage Bonds.” The first mortgage bonds will be entitled to the benefit of the Mortgage Indenture equally and ratably with all other first mortgage bonds issued under the Mortgage Indenture.

The prospectus supplement applicable to each issuance of first mortgage bonds will specify, among other things:

•	the title of the first mortgage bonds and, if other than the date of its authentication, the date of each first mortgage bond of such series;

•	any limitation on the aggregate principal amount of the first mortgage bonds;

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the date or dates on which the principal of any of the first mortgage bonds is payable, including the maturity date, or how to determine those dates, and our right, if any, to extend those dates and the duration of any extension;

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the interest rate or rates of the first mortgage bonds, if any, which may be fixed or variable, or the method or means by which the interest rate or rates are to be determined, and our ability to extend any interest payment periods and the duration of any extension;

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the date or dates from which any interest will accrue, the dates on which we will pay interest on the first mortgage bonds and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

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the place or places where the principal of (and premium, if any) and interest, if any, on such first mortgage bonds shall be payable, the methods by which registration of transfer of first mortgage bonds and exchanges of first mortgage bonds may be effected, and by which notices and demands to or upon us in respect of such first mortgage bonds may be made, given, furnished, filed or served;

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any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the first mortgage bonds may be redeemed, in whole or in part, at our option;

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any obligation of ours to redeem, purchase or repay any of the first mortgage bonds pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the first mortgage bonds will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the first mortgage bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the first mortgage bonds in the form of global securities and, if so, the name of the depositary for any global securities;

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if the amount payable in respect of principal of or any premium or interest on any first mortgage bonds may be determined with reference to an index or other fact or event ascertainable outside the Mortgage Indenture, the manner in which such amount will be determined;

•	any events of default applicable to that series of first mortgage bonds in addition to the events of default described under “— Events of Default”;

•	covenants for the benefit of the holders of that series;

•

the currency, currencies or currency units in which the principal, premium, if any, and interest on the first mortgage bonds will be payable if other than U.S. dollars and the manner for determining the equivalent principal amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Mortgage Indenture;

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if the principal of the first mortgage bonds is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for all purposes of the Mortgage Indenture;

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provisions, if any, for the exchange of certificates representing first mortgage bonds to reflect the effectiveness of the lien of the Mortgage Indenture on the Lien Effective Date, and any other changes necessary to reflect the effectiveness of the lien of the Mortgage Indenture on the Lien Effective Date; and

•	any other terms of the first mortgage bonds.

We may sell first mortgage bonds at par or at a substantial discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any first mortgage bonds we sell that are denominated in a currency or currency unit other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the first mortgage bonds payable on each interest payment date will be paid to the person in whose name that first mortgage bond is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any first mortgage bonds, the defaulted interest may be paid to the holders of the first mortgage bonds as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Mortgage Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of first mortgage bonds will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, first mortgage bonds will be redeemable by us only upon notice sent not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as described below), first mortgage bonds to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Mortgage Trustee or a paying agent on or before the redemption date or we have directed the Mortgage Trustee or paying agent not to apply money deposited with it for redemption of first mortgage bonds, we will not be required to redeem the first mortgage bonds on the redemption date.

Lien of the Mortgage Indenture

General

From and after the Lien Effective Date, the Mortgage Indenture will create a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities. We refer to property that is subject to the lien of the Mortgage Indenture as “Mortgaged Property” and property that is excepted from the lien of the Mortgage Indenture as “Excepted Property.”

The Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as Excepted Property) located in the State of California will be subject to the lien of the Mortgage Indenture (subject to Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not we are the surviving corporation) or the transfer or lease of all or substantially all of the Mortgaged Property, the Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of that transaction, to the extent not constituting Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Mortgage Indenture.

The Mortgage Indenture provides that, from and after the Lien Effective Date, the Mortgage Trustee shall have a lien, prior to the first mortgage bonds, on the Mortgaged Property and on all other property and funds held or collected by the Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the first mortgage bonds, as security for the payment of the Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by us of our obligation to indemnify the Mortgage Trustee against certain liabilities.

Without the consent of the holders, we and the Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Mortgage Indenture (including property which would otherwise be Excepted Property). This property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of additional first mortgage bonds. See “— Issuance of Additional First Mortgage Bonds.”

“Lien Effective Date” means the date of delivery by the Company to the Trustee of each of the following:

•	an officer’s certificate stating that, prior to or concurrently with the Lien Effective Date:

•	the Effective Date (as defined in the Plan) has occurred; and

•	any further security documents required to create the lien in the Mortgaged Property will be executed and delivered (to the extent any such document is required to be delivered on such date):

•

a company order requesting execution and delivery by the Mortgage Trustee of a supplemental indenture (such company order to be accompanied by the documents required by Section 1.04 of the Mortgage Indenture), if deemed necessary or desirable by the Company to effectuate the lien of the Mortgage Indenture, and such other instruments (in form and substance reasonably satisfactory to the Mortgage Trustee) as the Company may deem necessary or desirable to effectuate the lien of the Mortgage Indenture; and

•	an officer’s certificate stating that, to the knowledge of the signer, no event of default has occurred and is continuing.

For purposes of this definition, the following terms have the following meaning:

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District Of California.

“Confirmation Order” means the confirmation order entered by the Bankruptcy Court confirming the Plan and approving the transactions contemplated thereby.

“DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor in Possession Credit, Guaranty and Security Agreement, dated as of February 1, 2019, among the Company, as borrower, PG&E Corporation, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as collateral agent.

“Plan” means the Debtors’ and Shareholder Proponents Joint Plan of Chapter 11 Reorganization Dated March 16, 2020 [Docket No. 6320] filed by the Company and PG&E Corporation with the Bankruptcy Court (as may be modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto).

Excepted Property

From and after the Lien Effective Date, the Mortgage Indenture will constitute a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities, located in the State of California, except for the Diablo Canyon nuclear power plant, our corporate offices, certain specified properties as set forth in the Mortgage Indenture and the following Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

•

all money, investment property and deposit accounts and security entitlements (as those terms are defined in the California Commercial Code as in effect on the date of execution of the Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, joint ventures, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of our officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Mortgage Trustee;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code) and all contracts, leases (including, but not limited to, the lease of certain real property at our Diablo Canyon nuclear power plant), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by us;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

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all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property;

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all fuel, whether or not that fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described in the granting clauses of the Mortgage Indenture as Mortgaged Property;

•	all personal property, the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

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all property that is the subject of a lease agreement designating us as lessee and all our right, title and interest in and to that leased property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (including, but not limited to, certain real property leased at our Diablo Canyon nuclear power plant);

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all property, real, personal and mixed, which subsequent to the execution date of the Mortgage Indenture, has been released from the lien of the Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Mortgage Indenture to not be subject to the lien of the Mortgage Indenture;

•	all Environmental Remediation Sites;

•	all General Office Property;

•	all Hydro Property;

•	all Mitigation Property;

•	all Surplus Property; and

•	all proceeds (as that term is defined in the California Commercial Code) of the foregoing Excepted Property;

provided, however, that Excepted Property shall not include the identifiable proceeds (as that term is defined in the California Commercial Code) of any Mortgaged Property that we have disposed of in violation of the terms of the Mortgage Indenture.

If an Event of Default occurs under the Mortgage Indenture, certain of the Excepted Property may become subject to the lien of the Mortgage Indenture.

The Mortgage Indenture permits us to create or allow to exist certain “Permitted Liens,” such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Mortgaged Property which rank senior to the lien of the Mortgage Indenture.

“Permitted Liens” include:

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to the extent we consolidate with, or merge into, another entity, liens on the assets of such entity in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Mortgaged Property in existence immediately prior to the consolidation or merger;

•

as to property acquired by us after the date of execution of the Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof, provided that the liens do not extend to any other Mortgaged Property;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

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mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2020; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average, or urban CPI, for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year and (B) three percent of the principal amount of the first mortgage bonds then outstanding or (ii) with respect to which we shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which we shall have secured a stay of execution pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

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easements, encumbrances, leases, reservations, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that the easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in our opinion, materially impair the use by us of such Mortgaged Property for the purposes for which it is held by us or (B) have been insured over by a lender’s policy of title insurance in favor of the Mortgage Trustee, as mortgagee;

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conservation easements in accordance with our Settlement Agreement as modified and approved by the Public Utilities Commission of the State of California in its Opinion and Order of December 18, 2003 and the Stipulation Resolving Issues Regarding the Land Conservation Commitment, dated September 25, 2003, as filed with the Public Utilities Commission of the State of California;

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defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of us or used or to be used by us primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) we obtain from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to our interest in such real property, (iii) we have power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect our interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

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liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by us nor on account of which it customarily pays interest;

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leases, licenses, or occupancy agreements existing at the date of execution of the Mortgage Indenture affecting Mortgaged Property owned by us at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Mortgaged Property entered into after the date of execution of the Mortgage Indenture, or affecting mortgaged properties acquired by us after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of the properties for the purposes for which they are held by us;

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liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

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controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon us with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

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rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate our property and business; and any and all our obligations correlative to any of these rights;

•

liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

•	liens on the Mortgaged Property or any part thereof which are granted by us to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

•

rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by us or by others on our property;

•

rights and interests of persons other than us arising out of contracts, agreements and other instruments to which we are a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than us in property owned in common by those persons and us if and to the extent that the enforcement of those liens would not adversely affect our interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

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easements, ground leases or right-of-way in, upon, over and/or across our property or rights-of-way in our favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by us;

•	prepaid liens and purchase money liens, as more particularly described in the Mortgage Indenture;

•	liens contemplated by the Plan;

•	any lien incurred in connection with the issuance of Qualified Securitization Bonds (as such term is defined in the Mortgage Indenture);

•	any other liens which are in existence on the date of execution of the Mortgage Indenture and the aggregate principal amount thereof does not exceed $30 million;

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any other liens which then outstanding principal amounts do not, in the aggregate, exceed $65 million to the extent in existence in calendar year 2020, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the urban CPI for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year; and

•	the lien under the Mortgage Indenture in favor of the Mortgage Trustee with respect to the compensation and other amounts payable by us to the Mortgage Trustee in its capacity as Mortgage Trustee.

Issuance of Additional First Mortgage Bonds

We may issue first mortgage bonds of any series from time to time against Property Additions, Retired Securities (as described below) and cash deposited with the Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Property Additions which constitute Unfunded Property (as described below);

•

the aggregate principal amount of previously issued first mortgage bonds that have been canceled or that we have delivered to the Mortgage Trustee for cancellation or previously issued first mortgage bonds deemed to have been paid under the Mortgage Indenture, each of which we refer to as “Retired Securities”; or

•	the amount of cash deposited with the Mortgage Trustee.

“Property Additions” generally include any item, unit or element of property which is owned by us and is subject to the lien of the Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts at the time of such acquisition or construction.

The Mortgage Indenture includes limitations on the issuance of first mortgage bonds against property subject to liens and upon the increase of the amount of any senior liens on Funded Property.

“Funded Property” generally means Mortgaged Property which has been used as the basis for the issuance of first mortgage bonds or as the basis for the release or substitution of Mortgaged Property under the Mortgage Indenture.

“Retired Securities” means, generally, first mortgage bonds which are no longer outstanding under the Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of first mortgage bonds, the release of property or the withdrawal of cash.

“Unfunded Property” generally means Mortgaged Property which has not previously been used as the basis for the issuance of first mortgage bonds (not otherwise retired) or as the basis for the release or substitution of Mortgaged Property.

Release of Mortgaged Property

We may release property from the lien of the Mortgage Indenture if we deliver to the Mortgage Trustee cash equal to the Funded Property Basis (as described below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash we will be required to deliver to the Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

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an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of certified Property Additions constituting Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Property Additions were acquired, made or constructed within 90 days before our request for release);

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an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds we would be entitled to issue on the basis of retired first mortgage bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds delivered to the Mortgage Trustee.

For purposes of this subsection, the following terms have the following meaning:

•	“Funded Property Basis” generally means the Net Cost of Funded Property or the Net Fair Value to us of the Funded Property at the time it became Funded Property, whichever is less.

•

“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

•

“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

•

“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of its purchase price or granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a Mortgage Trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

We will be permitted to release from the lien of the Mortgage Indenture Unfunded Property without depositing any cash with the Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to us of all Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to us of the Unfunded Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before our request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, we will be required to deliver a “make-up” amount in cash. We may apply as a credit against the cash we will be required to deliver to the Mortgage Trustee any of the items described under the bullet points in this section.

We also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the urban CPI) or 3% of the aggregate principal amount of first mortgage bonds then outstanding without complying with the other release provisions in the Mortgage Indenture. However, if, upon reliance on this release provision, we release Funded Property, we are required to deposit with the Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the Funded Property Basis of the property released, net of certain credits.

The Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Event of Default has occurred and is continuing under the Mortgage Indenture.

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Mortgage Trustee may, generally,

•

be withdrawn by us (i) to the extent of an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of Property Additions constituting Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within 90 days before our request for withdrawal) or (ii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee; or

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upon our request, applied to (i) the purchase of first mortgage bonds or (ii) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for redemption) of any first mortgage bonds which are redeemable.

Evidence to be Furnished to the Mortgage Trustee Under the Mortgage Indenture

We will demonstrate compliance with Mortgage Indenture provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released or counsel regarding compliance with the Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. We must file a certificate each year with respect to our compliance with the conditions and covenants under the Mortgage Indenture.

Consolidation, Merger, Transfer of Mortgaged Property

We may not consolidate with or merge with or into any other Person (as described below) or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property to any Person unless:

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the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the first mortgage bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all first mortgage bonds then outstanding and the performance and observance of every covenant and conditions under the Mortgage Indenture to be performed or observed by us;

•

that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Mortgage Indenture on the Mortgaged Property and subjecting to the lien all property (other than Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the Person as the person shall specify in its sole discretion;

•

in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default and by the purchaser of the property so leased at any sale of the property under the Mortgage Indenture, whether under the power of sale conferred by the Mortgage Indenture or pursuant to judicial proceedings;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default shall have occurred and be continuing; and

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we have delivered to the Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further, that the successor assumes all of our obligations under the Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Mortgaged Property to any other Person as contemplated under the Mortgage Indenture, upon the satisfaction of all the conditions described above we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations under the Mortgage Indenture and on the first mortgage bonds then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

•

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Mortgage Indenture).

Additional Covenants

We have agreed in the Mortgage Indenture, among other things:

•	to maintain a place of payment for any series of first mortgage bonds; and

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations).

Modification of the Mortgage Indentures; Waiver

We and the Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, considered as one class, modify or amend the Mortgage Indenture, including the provisions relating to the rights of the holders of first mortgage bonds of that series. However, no modification or amendment may, without the consent of each holder of affected first mortgage bonds:

•

change the stated maturity of, the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that first mortgage bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that first mortgage bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that first mortgage bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that first mortgage bond;

•	reduce the percentage in principal amount of outstanding first mortgage bonds of any series the consent of whose holders is required for modification or amendment of the Mortgage Indenture;

•	reduce the percentage of principal amount of outstanding first mortgage bonds necessary for waiver of compliance with certain provisions of the Mortgage Indenture or for waiver of certain defaults;

•	modify the provisions with respect to modification and waiver, except as provided in the Mortgage Indenture;

•	reduce the quorum or voting requirements applicable to holders of the first mortgage bonds; or

•

permit the creation of any lien (not otherwise permitted by the Mortgage Indenture) ranking prior to the lien of the Mortgage Indenture, with respect to all or substantially all of the Mortgaged Property or, except as otherwise expressly permitted under the Mortgage Indenture, release the lien of the Mortgage Indenture, terminate the lien of the Mortgage Indenture on all or substantially all of the Mortgaged Property or deprive the holders of the first mortgage bonds of the benefit of the lien of the Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, voting as a single class, may waive compliance by us with certain provisions of the Mortgage Indenture benefiting holders of first mortgage bonds of that series or the applicable first mortgage bonds. The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of any series outstanding under the Mortgage Indenture may, on behalf of the holders of all of the first mortgage bonds of that series, waive any past default under the Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any first mortgage bonds of that series and defaults in respect of a covenant or provision in the Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected first mortgage bonds.

We and the Mortgage Trustee may, without the consent of any holder of first mortgage bonds, amend the Mortgage Indenture and the first mortgage bonds for certain reasons, including, but not limited to, the following:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Mortgage Indenture and in the first mortgage bonds;

•	add covenants or other provisions applicable to us and for the benefit of the holders of first mortgage bonds or one or more specified series thereof;

•	establish the form or terms of first mortgage bonds of any series as contemplated by the Mortgage Indenture;

•	cure any ambiguity;

•	correct or amplify the description of the Mortgaged Property, or to subject to the lien of the Mortgage Indenture additional property (including property of persons other than us);

•	specify any additional Permitted Liens with respect to that additional property;

•

add, change or eliminate any provision of the Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of first mortgage bonds of any series in any material respect;

•	change any place or places for payment or surrender of first mortgage bonds and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository.

In order to determine whether the holders of the requisite principal amount of the outstanding first mortgage bonds have taken an action under the Mortgage Indenture as of a specified date:

•

the principal amount of a discount bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	first mortgage bonds owned by us or any other obligor upon the first mortgage bonds or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a first mortgage bond 60 days after such interest becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the interest payment period with respect to the first mortgage bonds of such series, of which such first mortgage bond is a party;

•

failure to pay the principal of or sinking fund installment, if any, or premium, if any, on, any first mortgage bond within 3 Business Days after the same becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the maturity of the first mortgage bonds of the series of which such first mortgage bond is a party;

•

failure to perform any other covenant or warranty applicable to us in the Mortgage Indenture continuing for 90 days after the Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the first mortgage bonds then outstanding, give us notice of the default and require us to remedy the default, unless the Mortgage Trustee, or the Mortgage Trustee and holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, mortgage indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt (as defined below), whether the Debt exists on the date of execution of the Mortgage Indenture, or shall thereafter be created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the Event of Default under that mortgage, Mortgage Indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that Event of Default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Event of Default described in this bullet point shall be automatically cured; provided, further, that with respect to any mortgage, mortgage indenture or instrument that exists on the date of execution of the Mortgage Indenture, this provision only applies to the extent that the obligations to pay amounts thereunder are enforceable after the effective date of the Plan.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2020 by the same percentage increase in the urban CPI Index (as defined in the Mortgage Indenture) for the period commencing January 1, 2020 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of us for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations or Swap Agreements. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Mortgage Trustee deems it to be in the interest of the holders of the first mortgage bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest with respect to any first mortgage bond.

If an Event of Default occurs, the Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the first mortgage bonds outstanding, considered as one class, may declare all principal (or, if any of the first mortgage bonds are Discount Bonds (as such term is defined in the Mortgage Indenture), such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if an Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the first mortgage bonds are Discount Bonds, such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) of first mortgage bonds outstanding shall be due and payable immediately without further action by the Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Mortgage Indenture have been satisfied before any Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Mortgage Trustee as provided in the Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been cured and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of first mortgage bonds will have any right to institute any proceeding, judicial or otherwise, or for any other remedy under the Mortgage Indenture unless the holder has given the Mortgage Trustee written notice of the Event of Default, the holders of at least 25% of the first mortgage bonds have requested the Mortgage Trustee in writing to institute proceedings with respect to the Event of Default in its own name as Mortgage Trustee under the Mortgage Indenture and have offered the Mortgage Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of first mortgage bonds then outstanding.

The Mortgage Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of a majority in principal amount of the first mortgage bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee.

Discharge

Any first mortgage bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage Indenture, and, at our election, our entire indebtedness in respect of the first mortgage bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Mortgage Trustee or any paying agent (other than us), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the first mortgage bonds or portions thereof, Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Mortgage Trustee or the paying agent, will be sufficient, or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the first mortgage bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Mortgage Indenture, first mortgage bonds of any series may be exchanged for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Mortgage Indenture and the limitations applicable to global securities, first mortgage bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Mortgage Trustee, us or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If we provide for any redemption of a series of first mortgage bonds in a prospectus supplement, we will not be required to execute, register the transfer of or exchange any first mortgage bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any first mortgage bond selected for redemption.

Resignation or Removal of Mortgage Trustee

The Mortgage Trustee may resign at any time upon written notice to us but the Mortgage Trustee’s resignation will not take effect until a successor Mortgage Trustee accepts appointment. The Mortgage Trustee may be removed at any time by written notice delivered to the Mortgage Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding first mortgage bonds. In addition, under certain circumstances, we may remove the Mortgage Trustee, or any holder who has been a bona fide holder of a first mortgage bond for at least six months may seek a court order for the removal of the Mortgage Trustee and the appointment of a successor trustee. We must give notice of resignation and removal of the Mortgage Trustee or the appointment of a successor trustee to all holders of first mortgage bonds as provided in the Mortgage Indenture.

Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

The Bank of New York Mellon Trust Company, N.A. will serve as Mortgage Trustee under the Mortgage Indenture. We may change either the paying agent or registrar without prior notice to the holders of the first mortgage bonds, and we may act as paying agent. The Mortgage Trustee serves as trustee under our senior note Indenture. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Mortgage Indenture and the first mortgage bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Mortgage Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock (together, the “capital stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our restated articles of incorporation and bylaws and the Amended Articles (as defined below) and the Amended Bylaws (as defined below). In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

In connection with PG&E Corporation’s and the Utility’s emergence from the Chapter 11 Cases, we expect to amend our restated articles of incorporation (the “Amended Articles”) and bylaws (the “Amended Bylaws”) to reflect certain changes in connection with the development and implementation of a plan of reorganization. The Amended Articles and the Amended Bylaws are subject to the approval of the Bankruptcy Court, and are therefore not in final form. Accordingly, the terms summarized below remain subject to change. In the event that the terms of the Amended Articles and/or the Amended Bylaws change after the effective date of this registration statement, we will update the following description in a prospectus supplement or post-effective amendment to this registration statement, in which case, the following description would be superseded by the description provided in such prospectus supplement or post-effective amendment to this registration statement. Copies of our current restated articles of incorporation and bylaws and the form of the Amended Articles and the Amended Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our restated articles of incorporation authorize the issuance of 800,000,000 shares of common stock and 85,000,000 shares of preferred stock, and the Amended Articles will authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of April 27, 2020, there were approximately 529,785,896 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation or the Amended Articles (once effective) will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles (once effective) will restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us (the “Voting Restrictions”). Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series up to the aggregate amounts authorized by our restated articles of incorporation or the Amended Articles (once effective) and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of our preferred stock outstanding.

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock (in accordance with the Voting Restrictions, if applicable);

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Ownership Restrictions

The Amended Articles will impose certain restrictions on the transferability and ownership of our capital stock and any other interests designated as “stock” of PG&E Corporation by the Board as disclosed in an SEC filing by PG&E Corporation (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years for Federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid. The Ownership Restrictions may be waived by our board of directors on a case-by-case basis.

Subject to certain exceptions, the Ownership Restrictions will restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities from increasing their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions will remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Code, in such a way as to render the restrictions imposed by Section 382 of the Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which our board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by our board of directors if it determines that the limitation amount imposed by Section 382 of the Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by our board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities and, solely in the case of PG&E Corporation, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

PG&E Corporation may issue warrants for the purchase of its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between PG&E Corporation and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Ownership of equity warrants and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

PG&E Corporation may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require PG&E Corporation to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances PG&E Corporation may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Ownership of stock purchase contracts and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the purchase contracts;

•	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts or purchase units; and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The depositary shares may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.

In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into backstop commitment letters or other standby purchase arrangements with one or more parties pursuant to which such parties will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each rightholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any backstop commitment letters or other standby purchase arrangements that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. The prospectus supplement for any issuance of subscription rights will describe the procedures for payment of the applicable subscription price and the settlement of the subscription rights that are exercised, including the terms of any applicable escrow arrangements. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to backstop commitment letters or other standby purchase arrangements, as set forth in the applicable prospectus supplement.

Ownership of subscription rights and exercise by holders thereof may also be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the debt securities, common stock, preferred stock, warrants, securities purchase contracts, securities purchase units or depositary shares initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to one or more purchasers, shareholders or holders of subscription rights;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise; or

•	through a combination of any of these methods or any other method permitted by law.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of our securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP and/or Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K, and the effectiveness of PG&E Corporation’s and the Utility’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation and the Utility have “incorporated by reference” into this prospectus certain information that they file with the SEC. This means that PG&E Corporation and the Utility can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation and the Utility incorporate by reference the documents and information listed below and any future filings that they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus until the termination of each offering of securities under this prospectus:

•	PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A;

•	PG&E Corporation’s and the Utility’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•

PG&E Corporation’s and the Utility’s Current Reports on Form 8-K filed with the SEC on January  23, 2020, January 31, 2020, February 4, 2020, February 7, 2020, March 2, 2020, March 6, 2020, March 10, 2020, March 23, 2020, April 22, 2020, May 1, 2020, May 12, 2020, May 27, 2020 and May 27, 2020; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, and any amendment or report filed to update such description.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance And Distribution

The following table sets forth the estimated expenses, other than the underwriting discounts and commissions, payable by PG&E Corporation and Pacific Gas and Electric Company (each, a “Registrant” and together, the “Registrants”), as applicable, in connection with the sale of the securities being registered.

Registration fee		$3,332,615
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Trustee’s and authenticating agent’s and/or transfer agent’s and registrar’s fees and expenses		(1)
Stock exchange listing fees		(1)
Rating agencies’ fees		(1)
Miscellaneous		(1)

Total	$

(1)

These fees are calculated based on the type of securities offered and the number of issuances and, accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offerings of securities.

Item 15.	Indemnification of Officers and Directors.

Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. Each of the Registrants’ respective articles of incorporation authorize them to provide indemnification of any person who is or was a director, officer, employee or other agent such Registrant, or is or was serving at such Registrant’s request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of such Registrant or of another enterprise at the request of the predecessor corporation, through such Registrant’s bylaws, board of directors resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

The Registrants’ respective articles of incorporation also eliminate the liability of such Registrant’s directors for monetary damages to the fullest extent permissible by California law. Each of the Registrants’ board of directors has adopted a resolution regarding our policy of indemnification and each Registrant maintains insurance which insures its directors and officers against certain liabilities. In addition, each of the Registrants has entered into indemnification agreements with certain directors and officers consistent with the terms of such resolutions.

Each of the Registrants expects to amend their respective restated articles of incorporation and bylaws in connection with their emergence from the Chapter 11 Cases. The Registrants do not expect such amendments to alter the terms of indemnification described above.

Item 16.	Exhibits.

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement with respect to Debt Securities of PG&E Corporation.*

1.2	Form of Underwriting Agreement with respect to Debt Securities of the Utility.*

1.3	Form of Underwriting Agreement with respect to Common Stock of PG&E Corporation.*

1.4	Form of Underwriting Agreement with respect to Preferred Stock of PG&E Corporation.*

1.5	Form of Underwriting Agreement with respect to Warrants of PG&E Corporation.*

1.6	Form of Underwriting Agreement with respect to Warrants of the Utility.*

1.7	Form of Underwriting Agreement with respect to Purchase Contracts of PG&E Corporation.*

1.8	Form of Underwriting Agreement with respect to Purchase Contracts of the Utility.*

1.9	Form of Underwriting Agreement with respect to Units of PG&E Corporation.*

1.10	Form of Underwriting Agreement with respect to Units of the Utility.*

1.11	Form of Underwriting Agreement with respect to Depositary Shares of PG&E Corporation.*

1.12	Form of Underwriting Agreement with respect to Subscription Rights of PG&E Corporation.*

3.1	Restated Articles of Incorporation of PG&E Corporation effective as of May 29, 2002, as amended by the Amendment dated June 21, 2019 (incorporated by reference to PG&E Corporation’s 10-Q for the quarter ended June 30, 2019 (File No. 1-12609), Exhibit 3.1).

3.2	Form of Amended and Restated Articles of Incorporation of PG&E Corporation.**

3.3	Bylaws of PG&E Corporation amended as of April 10, 2019 (incorporated by reference to PG&E Corporation’s 10-Q for the quarter ended March 31, 2019 (File No. 1-12609), Exhibit 3.1).

3.4	Form of Amended Bylaws of PG&E Corporation.**

3.5	Restated Articles of Incorporation of the Utility effective as of April 12, 2004 (incorporated by reference to the Utility’s Form 8-K dated April 12, 2004 (File No. 1-2348), Exhibit 3).

3.6	Form of Amended and Restated Articles of Incorporation of the Utility.**

3.7	Bylaws of the Utility, amended as of October 11, 2019 (incorporated by reference to the Utility’s Form 8-K dated October 11, 2019 (File No. 1-2348), Exhibit 3.1).

3.8	Form of Amended Bylaws of the Utility.**

4.1	Form of Unsecured Senior Note Indenture between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.2	Form of Supplemental Indenture to Unsecured Senior Note Indenture of PG&E Corporation.*

4.3	Form of Secured Senior Note Indenture between PG&E Corporation. and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.4	Form of Supplemental Indenture to Secured Note Indenture of PG&E Corporation.*

4.5	Form of Subordinated Note Indenture between PG&E Corporation and a trustee to be named (incorporated by reference to PG&E Corporation’s Report on Form 8-K filed March 9, 2009 (File No. 001-12609), Exhibit 4.2).

4.6	Form of Supplemental Indenture to Subordinated Note Indenture of PG&E Corporation.*

Exhibit Number	Description of Document

4.7	Indenture, dated as of August 6, 2018, between the Utility and BOKF, N.A., as successor Trustee (incorporated by reference to the Utility’s Form 8-K dated August 6, 2018 (File No. 1-2348), Exhibit 4.1).

4.8	Form of Supplemental Indenture to Indenture of the Utility.*

4.9	Form of First Mortgage Bond Indenture between the Utility and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.10	Form of Supplemental Indenture to First Mortgage Bond Indenture of the Utility.*

4.11	Form of Unsecured Debt Security of PG&E Corporation (included in Exhibit 4.2).*

4.12	Form of Secured Debt Security of PG&E Corporation (included in Exhibit 4.4).*

4.13	Form of Subordinated Debt Security of PG&E Corporation (included in Exhibit 4.6).*

4.14	Form of Unsecured Debt Security of the Utility (included in Exhibit 4.8).*

4.15	Form of First Mortgage Bond of the Utility (included in Exhibit 4.10).*

4.16	Form of Warrant Agreement of PG&E Corporation (including form of Warrant Certificate).*

4.17	Form of Warrant Agreement of the Utility (including form of Warrant Certificate).*

4.18	Form of Purchase Contract Agreement of PG&E Corporation (including form of Purchase Contract Certificate).*

4.19	Form of Purchase Contract Agreement of the Utility (including form of Purchase Contract Certificate).*

4.20	Form of Unit Agreement of PG&E Corporation (including form of Unit Certificate).*

4.21	Form of Custodial Agreement of PG&E Corporation.*

4.22	Form of Unit Agreement of the Utility (including form of Unit Certificate).*

4.23	Form of Custodial Agreement of the Utility.*

4.24	Form of Deposit Agreement of PG&E Corporation (including form of Depositary Receipt).*

4.25	Form of Rights Agreement of PG&E Corporation (including form of Right Certificate).*

4.26	Form of Preferred Stock Certificate of PG&E Corporation.*

4.27	Certificate of Designation of Preferred Stock of PG&E Corporation.*

5.1	Opinion of Hunton Andrews Kurth LLP.**

5.2	Opinion of Hunton Andrews Kurth LLP.**

5.3	Opinion of Hunton Andrews Kurth LLP.**

5.4	Opinion of Cravath, Swaine & Moore LLP.**

23.1	Consent of Deloitte & Touche LLP for PG&E Corporation.

23.2	Consent of Deloitte & Touche LLP for the Utility.

23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).**

23.4	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2)**

23.5	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.3).**

23.6	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.4).**

Exhibit Number	Description of Document

24.1	Powers of Attorney of PG&E Corporation.**

24.2	Powers of Attorney of the Utility.**

24.3	Board of Directors’ Resolution of PG&E Corporation.**

24.4	Board of Directors’ Resolution of the Utility.**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for PG&E Corporation’s Form of Unsecured Senior Note Indenture.**

25.2

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for PG&E Corporation’s Form of Secured Senior Note Indenture.**

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Subordinated Note Indenture Trustee to be named under PG&E Corporation’s Subordinated Note Indenture.***

25.4	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of BOKF, N.A., as successor Trustee for the Utility’s Indenture dated as of August 6, 2018.**

25.5	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Utility’s form of First Mortgage Bond Indenture.**

*	To be subsequently filed or incorporated by reference.
**	Previously filed.
***	To be filed separately pursuant to the Trust Indenture Act of 1939, as amended, Section 305(b)(2).

Item 17.	Undertakings.

(a) Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing by such Registrant of an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 29, 2020.

PG&E CORPORATION

By:	* William D. Johnson
William D. Johnson Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this pre-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* William D. Johnson William D. Johnson	Chief Executive Officer, President and Director (Principal Executive Officer)	May 29, 2020

* Jason P. Wells Jason P. Wells	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 29, 2020

* David S. Thomason David S. Thomason	Vice President and Controller (Principal Accounting Officer)	May 29, 2020

* Richard R. Barrera Richard R. Barrera	Director	May 29, 2020

* Nora Mead Brownell Nora Mead Brownell	Director	May 29, 2020

* Cheryl F. Campbell Cheryl F. Campbell	Director	May 29, 2020

* Fred J. Fowler Fred J. Fowler	Director	May 29, 2020

* Michael J. Leffell Michael J. Leffell	Director	May 29, 2020

* Dominique Mielle Dominique Mielle	Director	May 29, 2020

* Meridee A. Moore Meridee A. Moore	Director	May 29, 2020

Signature	Title	Date

* Eric D. Mullins Eric D. Mullins	Director	May 29, 2020

* Kristine M. Schmidt Kristine M. Schmidt	Director	May 29, 2020

* William L. Smith William L. Smith	Director	May 29, 2020

* Alejandro D. Wolff Alejandro D. Wolff	Director	May 29, 2020

* John M. Woolard John M. Woolard	Director	May 29, 2020

* By:	/s/ Brian M. Wong
Brian M. Wong
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 29, 2020.

PACIFIC GAS AND ELECTRIC COMPANY

By:	* Andrew M. Vesey
Andrew M. Vesey Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this pre-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew M. Vesey Andrew M. Vesey	Chief Executive Officer, President and Director (Principal Executive Officer)	May 29, 2020

* David S. Thomason David S. Thomason	Vice President, Chief Financial Officer and Controller (Principal Financial Officer) (Principal Accounting Officer)	May 29, 2020

* William D. Johnson William D. Johnson	Director	May 29, 2020

* Richard R. Barrera Richard R. Barrera	Director	May 29, 2020

* Nora Mead Brownell Nora Mead Brownell	Director	May 29, 2020

* Cheryl F. Campbell Cheryl F. Campbell	Director	May 29, 2020

* Fred J. Fowler Fred J. Fowler	Director	May 29, 2020

* Michael J. Leffell Michael J. Leffell	Director	May 29, 2020

* Dominique Mielle Dominique Mielle	Director	May 29, 2020

* Meridee A. Moore Meridee A. Moore	Director	May 29, 2020

Signature	Title	Date

* Eric D. Mullins Eric D. Mullins	Director	May 29, 2020

* Kristine M. Schmidt Kristine M. Schmidt	Director	May 29, 2020

* William L. Smith William L. Smith	Director	May 29, 2020

* Alejandro D. Wolff Alejandro D. Wolff	Director	May 29, 2020

* John M. Woolard John M. Woolard	Director	May 29, 2020

* By:	/s/ Brian M. Wong
Brian M. Wong Attorney-in-fact